EXHIBIT 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Loral Space & Communications Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of October 24, 2006.

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By:		Highland Crusader Fund GP, L.P.,
its general partner
By:		Highland Crusader Fund GP, LLC,
its general partner
By:		Highland Capital Management, L.P.,
its sole member
By:		Strand Advisors, Inc., its general partner

	By:	/s/ James Dondero

James Dondero, President

HIGHLAND MULTI-STRATEGY ONSHORE MASTER SUBFUND, L.L.C.

By:		Highland Multi-Strategy Master Fund L.P.,
its managing member
By:		Highland Multi-Strategy Fund GP, L.P.,
its general partner
By:		Highland Multi-Strategy Fund GP, L.L.C.,
its general partner
By:		Highland Capital Management, L.P.,
its sole member
By:		Strand Advisors, Inc., its general partner

	By:	/s/ James Dondero

James Dondero, President

HIGHLAND MULTI-STRATEGY MASTER FUND, L.P.

	By:		Highland Multi-Strategy Fund GP, L.P.,
its general partner
	By:		Highland Multi-Strategy Fund GP, L.L.C.,
its general partner
	By:		Highland Capital Management, L.P.,
its sole member
	By:		Strand Advisors, Inc., its general partner

		By:	/s/ James Dondero

James Dondero, President

HIGHLAND CAPITAL MANAGEMENT, L.P.

`	By:		/s/ James Dondero

James Dondero, President

STRAND ADVISORS, INC.

	By:		/s/ James Dondero

James Dondero, President

/s/ James Dondero

James Dondero